EXHIBIT 10.21
WARRANT
NO. GOCH-__________	GEEKS ON CALL HOLDINGS, INC.	____________ Shares

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER THE EXPIRATION TIME

THIS WARRANT AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

FOR VALUE RECEIVED, GEEKS ON CALL HOLDINGS, INC., a Delaware corporation (the “Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but not later than the Expiration Time (as hereinafter defined) to __________ or registered assigns (the “Holder”), under the terms as hereinafter set forth, __________ (  ) fully paid and non-assessable shares of the Company’s Common Stock, par value $0.001 per share (the “Warrant Stock”), at an exercise price of __________ (  ) per share (the “Warrant Price”), pursuant to this warrant (this “Warrant”). The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.

1. Exercise of Warrant.

a.  The Holder may exercise this Warrant, prior to 5:30 p.m., Eastern Time, on , 2013 (the “Expiration Time”), according to its terms by (i) surrendering this Warrant, properly endorsed, to the Company at the address set forth in Section 9 with the Form of Exercise attached hereto having then been duly executed by the Holder, and (ii) payment in full to the Company of the aggregate Warrant Price for the number of shares of the Warrant Stock specified in the Form of Exercise, or as otherwise provided in this Warrant.

b.  (i) The aggregate Warrant Price for the shares of Warrant Stock being purchased may be paid (1) either by cash, certified check or bank draft or wire transfer of immediately available funds or, (2) subject to clause (ii) of this Section lb., by surrender of a number of shares of Warrant Stock having an aggregate fair market value equal to the aggregate Warrant Price of the Warrant Stock being purchased (“Cashless Exercise”) as determined herein. If the Holder elects the Cashless Exercise method of payment, the Company shall issue to the Holder a number of shares of Warrant Stock determined in accordance with the following formula:

X = Y(A - B)
A

with: X = the number of shares of Warrant Stock to be issued to the Holder; Y = the number of shares of Warrant Stock with respect to which the Warrant is being exercised; A = the fair value per share of Common Stock on the date of exercise of this Warrant; and B = the then-current Warrant Price of the Warrant.

For the purposes of this Section lb., “fair market value” shall mean (A) the average of the closing sales prices, as quoted on the primary national or regional stock exchange on which the Common Stock is listed, or, if not so listed, the OTC Bulletin Board if quoted thereon, on the five (5) consecutive trading days immediately preceding the date of exercise, or, (B) if the Common Stock is not publicly traded as set forth above, as reasonably and in good faith determined by the Board of Directors of the Company as of the date which the notice of exercise is deemed to have been given to the Company pursuant to Section 9 hereof.

(ii) Notwithstanding the foregoing, the Cashless Exercise option set forth in clause (i) of Section lb above shall only be available so long as the Company fails to be an issuer about which there is adequate current public information available, as defined by Rule 144(c) promulgated under the Act.

c.  This Warrant may be exercised at any time or from time to time from the date hereof until the Expiration Time in whole or in part. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form to the form hereof, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President and the Secretary or Assistant Secretary of the Company. The term “Warrant” as used herein shall include any subsequent Warrant issued as provided herein.

d.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock at the time of exercise of this Warrant. For purposes of this Section ld. “fair market value” shall mean (A) the closing sales price, as quoted on the primary national or regional stock exchange on which the Common Stock is listed, or, if not so listed, the OTC Bulletin Board if quoted thereon, on the trading day immediately preceding the date of exercise, or, (B) if the Common Stock is not publicly traded as set forth above, as reasonably and in good faith determined by the Board of Directors of the Company as of the date which the notice of exercise is deemed to have been given to the Company pursuant to Section 9 hereof.

e.  Upon exercise of this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within three (3) business days after the date of delivery of this Warrant and the payment of the Warrant Price in accordance with this Warrant. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

f.  Warrant Solicitation Fee. The holder of this Warrant
acknowledges and understands that the Company has retained Anderson & Strudwick, Inc. as its warrant solicitation agent in connection with any solicitation of the exercise of this Warrant, in whole or in part. The Company has agreed, subject to compliance with applicable FINRA rules and regulations, to pay Anderson & Strudwick, Inc. a fee equal to a percentage of the gross cash proceeds received by the Company in the event that this Warrant is exercised in whole or in part, whether pursuant to this Section 1 or otherwise under the terms hereof.

2. Disposition of Warrant Stock and Warrant.

a.  The Holder hereby acknowledges that this Warrant and any Warrant Stock purchased pursuant hereto are, as of the date hereof, not registered: (i) under the Act, on the ground that the issuance of this Warrant is exempt from registration under Section 3(b) or 4(2) of the Act and Regulation D thereunder as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company’s reliance on the Section 3(b) or 4(2) or Regulation D exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that (i) the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Act and under applicable state securities or blue sky laws, and (ii) the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and (iii) the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Act or a “qualified institutional buyer” as defined in Rule 144A(a) promulgated under the Act.

b.  If, at the time of issuance of the Warrant Stock, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.  Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of Warrant Stock as shall be required for issuance upon full exercise of this Warrant. The Company further agrees that all Warrant Stock which may be issued upon the exercise of this Warrant will be duly authorized and will, upon issuance and against payment of the Warrant Price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4.  Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5.  Capital Adjustments. This Warrant is subject to the following further provisions:

a.  Adjustments for Dilutive Issuances. Until ______________, 2009, in the event the Company issues or sells any shares of the Company’s Common Stock at a price less than the then current Warrant Price (“New Issuance Price”) or any Common Stock Equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then current Warrant Price (in any such instances each a “Dilutive Issuance”) other than Excluded Securities, then immediately after such Dilutive Issuance, the Warrant Price then in effect shall be reduced to the New Issuance Price.

b.  “Common Stock Equivalents” shall mean any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

c.  “Excluded Securities” shall mean (a) shares of Common Stock issued or granted or options to acquire shares of Common Stock issued or granted to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, and shares of Common Stock issued upon the exercise of any such options, (b) securities issued upon the exercise of or conversion of any securities issued in the offering in which this Warrant was issued, or upon the exercise or conversion of any convertible securities, options or warrants issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise or conversion price of any such securities (except for self-executing adjustments to the exercise or conversion price), (c) securities issued pursuant to any anti-dilution provision in favor of any shareholder of the Company that is in existence on the date of this Warrant (or to any such Shareholder’s transferee), (d) securities issued pursuant to mergers, share exchanges, stock or asset acquisitions or strategic transactions (including, without limitation, franchise reacquisitions, equipment leases or purchases of equipment in the ordinary course of business), provided any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity the primary business of which is investing in securities, or (e) issuances of securities by the Company in connection with an offering registered under the Act that is underwritten on a firm commitment basis.

d.  Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the Warrant Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Warrant Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

e.  Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

f.  Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be proportionately adjusted and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

g.  Stock and Rights Offering to Shareholders. If the Company shall at any time after the date of issuance of this Warrant distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year’s or prior year’s earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the “Securities”), then in each such case, the Company shall reserve shares or other units of such Securities for distribution to the Holder upon exercise of this Warrant so that, in addition to the shares of Warrant Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

h.  Warrant Price Adjustment. Except as otherwise provided herein, whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

i.  Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

j.  Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

k.  Duration of Adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

l.  Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Warrant Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

6.  Notice to Holders.

a.	N,otice of Record Date. In case:

(i)  the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii)  of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii)  of any voluntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the record date therein specified, or if no record date shall have been specified therein, at least fifteen (15) days prior to such specified date, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

b. Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chairman, Chief Executive Officer, President, Vice President, Chief Financial Officer or Treasurer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

7.  Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

8.  Warrant Holder Not a Shareholder. The holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a shareholder of the Company.

9.  Covenants of the Company. The Company covenants and agrees that all Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times from the date hereof through the Expiration Time (the “Exercise Period”), have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

10.  Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by first class mail, by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices located at 814 Kempsville Road, Suite 106, Norfolk, Virginia 23502 Attention: Richard T. Cole, Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

11.  Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

12.  Jurisdiction and Venue. The Company and Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in Norfolk, Virginia and they hereby submit to the exclusive jurisdiction of the federal and state courts of the Commonwealth of Virginia located in Norfolk, Virginia with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating, to or arising out of this Warrant or any acts or omissions relating to the sale of Warrant Stock hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Section 9 herein or such other address as either party shall furnish in writing to the other.

13.  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

14.  Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Stock, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

15.  Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

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IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of this       day of                             , 20  .

GEEKS ON CALL HOLDINGS, INC.

By:
Name: Richard T. Cole Title: Chief Executive Officer

FORM OF EXERCISE

(to be executed by the registered Holder hereof)

The undersigned hereby exercises the right to purchase            shares of common stock, par value $0.001 per share (“Common Stock”), of Geeks on Call Holdings, Inc. evidenced by the attached Warrant for a Warrant Price of $_____ per share (subject to adjustment in accordance with the Warrant) and herewith makes payment of the aggregate Warrant Price in full of (i) $                in cash or (ii) solely in the event that the Company fails to be an issuer about which there is adequate current public information available, as defined by Rule 144(c) promulgated under the Act, shares of Common Stock (pursuant to a Cashless Exercise in accordance with Section lb.). Kindly issue certificates for shares of Common Stock (and for the unexercised balance of the Warrants evidenced by the attached Warrant, if any) in accordance with the instructions given below.

Dated:                         , 20  .

❑
By checking this box, I confirm that Anderson & Strudwick, Inc. is entitled to a fee in connection with the exercise of this Warrant and that the undersigned exercised this Warrant as a result of the efforts of Anderson & Strudwick, Inc.

Instructions for registration of stock

Name (please print)

Social Security or other identifying number:

Address:
City/State and Zip Code

Instructions for registration of certificate representing the unexercised balance of Warrants (if any)

Name (Please Print)

Social Security or other identifying number:

Address:
City, State and Zip Code

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder
desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED _____________________________________________________
(Please print name and address of transferee)
hereby sells, assigns and transfers unto                                             this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint,                                             Attorney, to transfer the attached Warrant on the books of the Company, with full power of substitution.

The undersigned represents and warrants that the transfer of the attached Warrant is permitted by the terms of the Warrant and the transferee hereof, by acceptance of this Assignment, agrees to be bound by the terms of the Warrant and the Shareholder Rights Agreement dated August ____, 2008, to which the Company is a party, with the same force and effect as if a signatory thereto.

Dated:	Signature:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)